UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LA ROSA HOLDINGS CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT

The information in this preliminary information statement is not complete and may be changed. The information in this preliminary information statement will not be final until a definitive information statement is filed with the Securities and Exchange Commission. This preliminary information statement is not a solicitation of a proxy and you are not requested to send us a proxy.

LA ROSA HOLDINGS CORP.

1420 Celebration Blvd., 2nd Floor

Celebration, Florida 34747

(321) 250-1799

Notice of Action Taken Pursuant to Written Consent of Stockholders

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

To the Holders of Common Stock of La Rosa Holdings Corp.,

This Notice and Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”), of La Rosa Holdings Corp. (the “Company”), as of the close of business on August 6, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of this Information Statement is to inform our stockholders of action taken by written consent of the holders of a majority of the outstanding voting stock of the Company, including Joseph La Rosa, our Chief Executive Officer, President, and Chairman of the Board of Directors (the “Board of Directors”) of the Company (holder of 180,272 shares of Common Stock and 2,000 shares Series X Super Voting Preferred Stock of the Company), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock) controlled by Mr. La Rosa, collectively holding approximately votes of the 96.3% of the outstanding voting capital stock of the Company (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following action (the “Corporate Action”) was authorized by written consent of the Majority Stockholders on August 6, 2025:

1.	Approval of the issuance of shares of Common Stock pursuant to the Facility (as defined below) in excess of 19.99% of the issued and outstanding Common Stock, in order to comply with the Nasdaq’s 20% Rule (as defined below);

The Majority Stockholders’ consent constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d) (the “Nasdaq’s 20% Rule”), our Amended and Restated Articles of Incorporation, and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with the Corporate Action and neither consents nor proxies are being requested from stockholders.

The action taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date. Copies of this Information Statement are being first mailed on or about [*], 2025, to the holders of record of the outstanding shares of Common Stock as of the Record Date.

By Order of the Board of Directors,

Joseph La Rosa Chief Executive Officer and Chairman

[*], 2025

TABLE OF CONTENTS

GENERAL INFORMATION	1
Background	1
ACTION TAKEN	3
Approval of Issuance of Shares of Common Stock Pursuant to the Facility in Excess of 19.99% of the Issued and Outstanding Common Stock in Compliance with Nasdaq's 20% Rule	3
EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT	8
DISSENTER’S RIGHTS OF APPRAISAL	8
OUTSTANDING VOTING SECURITIES	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
MORE INFORMATION	10
DOCUMENT DELIVERY FOR SHARED ADDRESSES	10
NO ACTION NEEDED FROM STOCKHOLDERS	10

i

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

[*], 2025

GENERAL INFORMATION

La Rosa Holdings Corp., a Nevada corporation, with its principal executive offices located at 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, is sending you this Notice and Information Statement (the “Information Statement”) to notify you of the action that the Majority Stockholders (as defined below) have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “La Rosa” are to La Rosa Holdings Corp., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of common stock of the Company, $0.0001 par value per share (the “Common Stock”), held of record by them.

Copies of this Information Statement are being first mailed on or about [*], 2025, to the holders of record of the outstanding shares of our Common Stock on August 6, 2025, which we refer to as the “Record Date.”

Background

On August 4, 2025, the following action (the “Corporate Action”) was approved by the Board of Directors of the Company (the “Board of Directors”) and on August 6, 2025 by a written consent of the Majority Stockholders (the “Majority Stockholders”), including Joseph La Rosa, our Chief Executive Officer, President, and Board of Directors Chairman (holder of 180,272 shares of Common Stock and 2,000 shares Series X Super Voting Preferred Stock of the Company), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock) controlled by Mr. La Rosa, collectively holding 227,772 shares of Common Stock and 2,000 shares Series X Super Voting Preferred Stock of the Company, having a total of 20,227,772 votes, which constituted approximately 96.3% of the votes of our outstanding voting stock as of the Record Date, in lieu of a special meeting of stockholders:

1.	Approval of the issuance of shares of Common Stock pursuant to the Facility (as defined below) in excess of 19.99% of the issued and outstanding Common Stock, in order to comply with the Nasdaq’s 20% Rule (as defined below).

The right to obtain the approval of stockholders of the Company for the Corporate Action by written consent of the Majority Stockholders without a formal meeting is provided by Chapter 78 of the Nevada Revised Statutes (the “NRS”), our Amended and Restated Articles of Incorporation and our Bylaws.  Under Section 78.320(2) of the NRS, our Amended and Restated Articles of Incorporation and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of Common Stock as of the Record Date. Under Section 78.320(1)(b) of the NRS, an action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.

In order to eliminate the costs and management time involved in holding a special meeting, the Corporate Action was approved by the written consent of the Majority Stockholders in lieu of a special meeting of stockholders.

This Information Statement shall constitute notice to you of the Majority Stockholders taking action by written consent under Section 78.320 of the NRS.

The Majority Stockholders’ consent (the “Majority Stockholders Consent”) we have received constitutes the only stockholder approval required under the NRS, Nasdaq Listing Rules 5635(b) and 5635(d), our Amended and Restated Articles of Incorporation and our Bylaws, to approve the Corporate Action. Our Board of Directors is not soliciting your consent or your proxy in connection with Corporate Action and neither consents, nor proxies are being requested from stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to our stockholders of record on the Record Date. The Corporate Action approved by the Majority Stockholders will be effective no earlier than twenty (20) days after the date this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, which we expect to be on or approximately [*], 2025. Stockholders may also request a copy of the Information Statement by contacting our main office at (321) 250-1799.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the Corporate Action approved by the Majority Stockholders.

1. APPROVAL OF ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE FACILITY IN EXCESS OF 19.99% OF THE ISSUED AND OUTSTANDING COMMON STOCK IN COMPLIANCE WITH NASDAQ’S 20% RULE

On August 4, 2025 (the “Agreement Date”), the Company entered into the Equity Purchase Facility Agreement (“Facility Agreement”) with SZOP Opportunities I LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Investor committed to purchase, subject to certain conditions and limitations, up to $150,000,000 (the “Commitment Amount”) in newly issued shares of the Common Stock (the “Facility”). In connection with the Facility, on the Agreement Date the Company also entered into a Registration Rights Agreement (the “RRA”) with the Investor.

Pursuant to the terms of the Facility Agreement, the issuance of shares of Common Stock in excess of 19.99% of the Company’s outstanding shares of Common Stock is conditional upon obtaining the approval of the Company’s stockholders in accordance with the rules and regulations of the Nasdaq Capital Market.

Pursuant to the Facility Agreement, the Company is required to provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than sixty (60) days after the Agreement Date (the “Stockholder Meeting Deadline”), a proxy statement in a form reasonably acceptable to the Investor and counsel, at the expense of the Company to solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of the proposal (“Stockholder Proposal”) to authorize the issuance of all of the shares of Common Stock issuable thereunder in compliance with the rules and regulations of the Nasdaq Capital Market (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company is required to use its reasonable best efforts to solicit its stockholders’ approval of such proposal and to cause the board of directors of the Company to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if the Company is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding shares of Common Stock to obtain Stockholder Approval (the “Stockholder Consent”), the Company may satisfy the foregoing obligations under the Facility Agreement by obtaining such consent and submitting for filing with the Securities and Exchange Commission a Preliminary Information Statement on Schedule 14C no later than 20 days prior to the Stockholder Meeting Deadline, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Securities Exchange Act of 1934, as amended; provided, however, that if the Company receives a notification from the Nasdaq Capital Market that the Stockholder Consent must be modified, then the Company shall use its best efforts to provide a new Stockholder Consent.

In satisfaction of the latter contractual obligation, on August 6, 2025, the Majority Stockholders, holding approximately 96.3% of the votes of our outstanding voting stock as of the Record Date, provided the Stockholder Approval under the signed Majority Stockholders Consent. The Majority Stockholders Consent provides the affirmative Stockholder Approval required under the Facility Agreement for issuance of all shares of Common Stock issuance under the Facility Agreement, including, but not limited to the issuance of the shares of Common Stock in excess of 19.99% of the Company’s issued and outstanding Common Stock at a price less than the minimum price required by the Nasdaq Capital Market, in compliance with the rules and regulations of the Nasdaq Capital Market.

In addition, the issuance of shares of Common Stock pursuant to the Facility in excess of 19.99% of the Company’s issued and outstanding Common Stock implicates Nasdaq’s 20% Rule described below requiring prior stockholder approval in order to maintain our listing on Nasdaq. The Company is currently listed on the Nasdaq Capital Market and is subject to the Nasdaq’s listing rules.

This Information Statement contains a brief summary of the material terms of the Facility Agreement and RRA approved by the Board of Directors and the Majority Stockholders. We encourage you to read the Facility Agreement and the RRA, which were previously filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on August 4, 2025.

The Facility Agreement

Pursuant to the terms and subject to the conditions of the Facility Agreement, at any time until the Facility is terminated, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the Investor, and the Investor must purchase from the Company shares of its Common Stock (“Advance Shares”) by the delivery to the Investor of Advance Notices (as defined below). The Company must, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined in the Facility Agreement), it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each written notice to the Investor setting forth the number of Advance Shares the Company desires to issue and sell to the Investor (each, an “Advance Notice”). There is no mandatory minimum Advance (as defined in the Facility Agreement) and the Company is under no obligation to deliver any Advance Notice or to draw upon the Facility, there are no non-usage fees for not utilizing the Commitment Amount or any part thereof, and the Company paid no upfront commitment fee to the Investor for the right to deliver any Advance Notices.

In each Advance Notice, the Company must select either a Regular Purchase Pricing Period, an Accelerated Purchase Pricing Period or an Extended Pricing Period (each as defined in the Facility Agreement), with the price per Advance Share during: (A) a Regular Purchase Pricing Period being the lower of (i) the lowest price at which Common Stock traded during the relevant Pricing Period (as defined therein); and (ii) the lowest Hourly VWAP (as defined therein) during the relevant Pricing Period; (B) an Accelerated Purchase Pricing Period being the lower of (i) the lowest price the Common Stock traded during the Regular Trading Hours (as defined therein) of the trading day applicable to the relevant Pricing Period and (ii) the lowest Hourly VWAP (as defined therein of the Common Stock during the Regular Trading Hours (as defined therein) applicable to the relevant Pricing Period; and (C) an Extended Purchase Pricing Period being the lower of (i) the lowest price the Common Stock traded during the Extended Trading Hours (as defined therein) on the trading day applicable to the relevant Pricing Period and (ii) the lowest Extended Hourly VWAP (as defined therein) of the common shares during the trading day applicable to the relevant.

The proceeds from any sale of Advance Shares by the Company under the Facility Agreement may be used by the Company for various purposes, including for working capital purposes for the Company and its subsidiaries. However, neither the Company nor any of its subsidiaries directly or indirectly will use the proceeds of the transactions contemplated in the Facility Agreement to repay any advances or loans to any executives or employees of the Company or any subsidiary or to make any payments in respect of any related party obligations, including without limitation any payables or notes payable to related parties of the Company or any subsidiary.

The Company will control the timing and amount of any sales of Advance Shares to the Investor. Actual sales of Advance Shares under the Facility will depend on a variety of factors to be determined by the Company from time to time, which may include, without limitation, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for its business and operational needs. The net proceeds under the Facility to the Company will depend on the frequency and prices at which the Company sells Advance Shares to the Investor.

The Investor will not be required to subscribe for any Advance Shares under the Facility Agreement which, when aggregated with all other Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates to exceed 4.99% (which the Investor, upon notice to the Company, may increase or decrease but in no event in excess of 9.99%) of the outstanding voting power or number of the Common Stock. As of August 4, 2025, the Investor beneficially owned no shares of our Common Stock.

The Facility Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties.

A.G.P./Alliance Global Partners and Curvature Securities, LLC acted as placement agents in connection with the transactions contemplated by the Facility Agreement, for which the Company has agreed to pay a cash compensation equal to 1.4985 and 0.1665%, respectively, of the proceeds of the Company received pursuant to the Facility at the time of the placement of the Advance Shares issued thereunder.

The Company cannot effect any sales under the Facility and the Investor will not have any obligation to purchase Advance Shares under the Facility to the extent that after giving effect to such purchase and sale the aggregate number of Advance Shares issued under the Facility together with any shares of Common Stock issued in connection with any other transaction that may be considered part of the same series of transactions, where the number of shares issued would exceed the number of shares representing 19.99% of the issued and outstanding shares of Common Stock as of the date of the Facility (the “Exchange Cap”), unless the Company has obtained stockholder approval as required for issuance of Common Stock in excess of the Exchange Cap, in accordance with the applicable rules of Nasdaq. Accordingly, the Company may not have access to the right to sell the full Commitment Amount to the Investor under the Facility until such stockholder approval is obtained.

Conditions to Each Advance under the Facility

The Investor’s obligation to accept Advance Notices that are delivered by the Company in accordance with the terms of the Facility Agreement and to purchase Advance Shares under the Facility is subject to the satisfaction, at the applicable Advance Notice Date (as defined therein), of certain conditions, including (among others): (i) the accuracy in all material respects of the representations and warranties of the Company included in the Facility Agreement; (ii) the registration statement pursuant to which the Investor is permitted to utilize a prospectus for resale of the Advance Shares issuable pursuant to such Advance Notice has been declared effective under the Securities Act by the SEC; (iii) the Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date (as defined therein); (iv ) the Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Advance Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom, and the sale and issuance of such Advance Shares shall be legally permitted by all laws and regulations to which the Company is subject; (v) no Material Outside Event or Material Adverse Effect (each as defined in the Facility Agreement) shall have occurred and be continuing; (vi) the Advance Shares have been approved for trading on the Company’s Principal Market (as defined in the Facility Agreement), subject to official notice of issuance; trading in the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA; and the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed on any subsequent Principal Market); nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing; the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction); and (viii) the absence of certain bankruptcy or insolvency events or proceedings with respect to the Company.

Future Variable Rate Transactions and Rights of First Refusal

Under the Facility Agreement, from the Agreement Date until the earlier of (i) the date that the Investor has purchased $20 million in Advance Shares thereunder, (ii) 12 months after the date on which the registration statement registering the Advanced Shares for resale is declared effective by the SEC and (iii) three (3) months after the date of termination of the Facility Agreement, the Company and each of its subsidiaries shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined therein) of Common Stock or Common Stock equivalents (or a combination thereof) involving a Variable Rate Transaction (as defined therein, subject to certain specified exceptions, without the prior written consent of the Investor. Under the Facility Agreement, in the event that, during the period commencing on the Agreement Date and ending on the date that is three (3) months after the date of termination of the Facility Agreement, the Company receives a Bona Fide Offer of a Subsequent Placement (as such terms are defined therein), then the Company must first offer such opportunity to the Investor to provide such capital or financing to the Company on the same or similar terms as the respective third party’s terms, and the Investor may in its sole discretion determine whether the Investor will provide such capital or financing for such Subsequent Placement.

Termination of the Facility

The term of the Facility provided under the Facility Agreement will expire on the earlier to occur of (i) the first day of the next month following the 36-month anniversary of the first trading date after the Agreement Date, and (ii) the date on which the Investor shall have made payment of advances pursuant to the Facility Agreement for Advance Shares equal to the Commitment Amount; provided that the Company may terminate the Facility Agreement effective upon five trading days’ prior written notice to the Investor (provided that there are then no outstanding advance notices the Advance Shares under which have yet to be issued).

No Short-Selling by the Investor

Pursuant to the Facility Agreement, the Investor agreed that neither it nor any of its officers, or any entity managed or controlled by it may (each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock, or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Stock, in each case either for its own principal account or for the principal account of any other Restricted Person. However, a Restricted Person may: (1) sell “long” (as defined under Rule 200 promulgated under Regulation SHO) under the Exchange Act) Advance Shares; and (2) sell a number of shares of Common Stock equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to the Facility Agreement.

Registration Rights Agreement

In connection with the Facility, the Company also entered into a RRA with the Investor dated the Agreement Date, pursuant to which the Company agreed to file a registration statement with the SEC to register the resale of the Advance Shares that are to be issued to the Investor under the Facility within sixty (60) calendar days of the date of the RRA. The Company agreed to use its reasonable best efforts to cause the registration statement to be declared effective as soon as practicable, but in no event later than ninety (90) calendar days following the date of the RRA (subject to certain extensions), and to keep the registration statement continuously effective from the date on which the SEC declares it effective until (i) the date on which the Investor shall have resold all the Registrable Securities (as such term is defined in the RRA) covered thereby, (ii) the date of termination of the Facility if, as of such termination date, the Investor holds no Registrable Securities, and (iii) the date on which all of the Registrable Securities may be resold by the Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 as promulgated by the SEC under the Securities Act.

If the registration statement covering the resale of such Advance Shares is not filed or declared effective by certain days set forth in the RRA (among other things, the “Event Date”), on each such Event Date and on each monthly anniversary of such Event Date thereafter (if not cured by such date) or any pro rata portion thereof, until the applicable Event Date is cured or sixty calendar days after the applicable Event Date, whichever comes first, the Company shall pay to the Investor an amount in cash, as partial liquidated damages, equal to the product of 2% multiplied by the total purchase price of each outstanding Advance Notice; provided, that the maximum aggregate amount payable thereunder shall not exceed 4% of such amount.

Under the RRA, the Company has granted to and received from the Investor customary indemnification rights in connection with the registration of Advance Shares under the RRA.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Our Common Stock’s listing on the Nasdaq Capital Market subjects us to Nasdaq’s Listing Rules. The issuance of the shares of Common Stock pursuant to the Facility in excess of 19.99% of our issued and outstanding Common Stock triggers the following Nasdaq Listing Rules (the “20% Rule”) requiring prior stockholder approval to maintain our listing:

➢	Nasdaq Listing Rule 5635(b) mandates stockholder approval for any issuance potentially resulting in a “change of control.” A single or affiliated group acquiring as little as 20% of the Common Stock or voting power, becoming the largest ownership position, may trigger this requirement.

➢	Nasdaq Listing Rule 5635(d) necessitates stockholder approval before any nonpublic offering involving the sale or potential sale of Common Stock (or convertible securities), equal to 20% or more of the pre-issuance Common Stock or voting power, at a price (“Minimum Price”) below the last close or the average closing price over the preceding five trading days.

The potential for the shares of Common Stock to be issued pursuant to the Facility at the price less than the Minimum Price invokes Nasdaq Listing Rule 5635(d). Assuming issuance of all shares covered by the Facility Agreement, such issuance could involve more than 20% of the number of shares of our Common Stock outstanding at the time of issuance. This scenario would require prior stockholder approval under Nasdaq Listing Rule 5635(b).

The Majority Stockholders Consent constitutes the only stockholder approval required under the NRS, Nasdaq’s 20% Rule, our Amended and Restated Articles of Incorporation and our Bylaws, in order to provide the Stockholder Approval required under the Facility Agreement.

The Stockholder Approval will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date, or until approximately [*], 2025.

EFFECTIVE DATE OF ACTION BY WRITTEN CONSENT

Per Rule 14c-2 under the Exchange Act, the corporate action taken by written consent becomes effective no earlier than twenty (20) calendar days after the first mailing or delivery of this Information Statement to stockholders as of the Record Date. This Information Statement provides a comprehensive overview of the actions approved by the holders of a majority of our outstanding Common Stock.

DISSENTER’S RIGHTS OF APPRAISAL

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Corporate Action described in this Information Statement.

OUTSTANDING VOTING SECURITIES

Each share of Common Stock grants one vote on each matter submitted to stockholders. Each share of Series X Super Voting Preferred Stock of the Company grants 10,000 Common Stock votes on each matter submitted to stockholders. As of the Record Date, 1,004,715 shares of Common Stock, totaling 1,004,715 votes, and 2,000 shares of Series X Super Voting Preferred Stock of the Company, totaling 20,000,000 votes, were issued, outstanding, and eligible for action by written consent and notice of such action. The Majority Stockholders, including Joseph La Rosa, our Chief Executive Officer, President, and Chairman of the Board of Directors (holder of 180,272 shares of Common Stock and 2,000 shares Series X Super Voting Preferred Stock), and JLR-JCCLT1 Land Trust (holder of 47,500 shares of Common Stock) controlled by Mr. La Rosa, collectively owned 227,772 shares of Common Stock and 2,000 shares Series X Super Voting Preferred Stock of the Company, having a total of 20,227,772 votes, constituting 96.3% of our capital stock’s outstanding voting power on the Record Date.

On August 6, 2025, the Majority Stockholders executed a written consent approving the Corporate Action described in this Information Statement. Since this action has been approved by the Majority Stockholders, this Information Statement does not solicit proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table presents information about our Common Stock’s beneficial ownership as of August 6, 2025, the Record Date, for (i) each named executive officer and director; (ii) all named executive officers and directors as a group; and (iii) each other stockholder known to us owning more than 5% of our outstanding Common Stock.

Beneficial ownership complies with SEC rules, generally including voting or investment power over securities. A person or group is deemed to have “beneficial ownership” of any shares they can acquire within sixty (60) days. For percentage calculations, any shares that a person can acquire within sixty days are considered issued and outstanding for that person but not for others. This table does not imply beneficial ownership admission by anyone listed.

Name and Address of Beneficial Owner(1)	Common Stock		Percentage of Common Stock(2)	Series X Super Voting Preferred Stock(3)	Percentage of Series X Super Voting Preferred Stock
Officers and Directors
Joseph La Rosa
(President, CEO, and Chairman)	275,202	(4)	26.2%	2,000	100%
Deana La Rosa
(Chief Operating Officer)	3,750	(5)	*
Alex Santos
(Chief Technology Officer)	50		*
Michael A. La Rosa
(Director)	1,321	(6)	*	-	-
Ned L. Siegel
(Director)	1,589	(7)	*	-	-
Siamack Alavi
(Director)	-		-	-	-
Lourdes Felix
(Director)	-		-	-	-
All Officers and Directors as a group (7 persons)	278,162		26.4%	2,000	100%

*	Less than 1%.
(1)	Unless otherwise indicated, the principal address of the executive officers, directors and 5% stockholders of the Company is c/o 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747.
(2)	Based on 1,004,715 shares of Common Stock issued and outstanding on the Record Date and the shares of Common Stock each owner has the right to acquire within 60 days of the Record Date.
(3)	Based on 2,000 shares of Series X Super Voting Preferred Stock outstanding on the Record Date. Each share of Series X Super Voting Preferred Stock votes together with the Common Stock unless prohibited by law and has 10,000 votes per share.
(4)	Includes (i) 4 shares of Common Stock owned by Celebration Office Condos, LLC, an entity owned and controlled by Mr. La Rosa. The address of Celebration Office Condos, LLC is 1420 Celebration Blvd, 100 Celebration, Florida 34747; (ii) 47,500 shares of Common Stock owned by JLR-JCCLT1 Land Trust owned and controlled by Mr. La Rosa; (iii) 750 shares of Common Stock held by Mr. La Rosa’s adult children living in his household, which Mr. La Rosa is deemed to beneficially own; (iv) a 10-year fully vested stock option to purchase 1,676 shares of Common Stock at $138.656 per share granted to Mr. La Rosa on February 1, 2024; (v) a 10-year fully vested stock option to purchase 10,000 shares of Common Stock at $120.008 per share granted to Mr. La Rosa on January 2, 2024; (vi) a 10-year fully vested stock option to purchase 11,250 shares of Common Stock at $167.2 per share granted to Mr. La Rosa on December 7, 2023; (vii) a 10-year fully vested stock option to purchase 7,500 shares of Common Stock at $139.2 per share granted to Mr. La Rosa on March 15, 2024, (viii) a 10-year fully vested stock option to purchase 2,500 shares of Common Stock at $83.2 per share granted to Mr. La Rosa on June 18, 2024, (ix) a 10-year fully vested stock option to purchase 7,500 shares of Common Stock at $53.592 per share granted to Mr. La Rosa on December 4, 2024, (x) a 10-year fully vested stock option to purchase 2,500 shares of Common Stock at $67.552 per share granted to Mr. La Rosa on January 2, 2025, and (xi) a 10-year fully vested stock option to purchase 3,750 shares of Common Stock at $138.656 per share granted to Deana La Rosa on February 1, 2024. Joseph La Rosa is the spouse of Deana La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Deana La Rosa.
(5)	Represents a 10-year fully vested stock option to purchase 3,750 shares of Common Stock at $138.656 per share granted to Mrs. La Rosa on February 1, 2024. Deana La Rosa is the spouse of Joseph La Rosa and is deemed to beneficially own the shares of Common Stock beneficially owned by Joseph La Rosa.
(6)

Includes (i) a fully vested stock option to purchase 250 shares of Common Stock at $400 per share granted on February 15, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 1,071 shares of Common Stock at $102.4 per share granted on November 1, 2023.

(7)

Includes (i) a fully vested stock option to purchase 250 shares of Common Stock at $400 per share granted on February 15, 2022, and expiring on February 15, 2032; and (ii) a 10-year fully vested stock option to purchase 1,339 shares of Common Stock at $102.4 per share granted on November 1, 2023.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “aims,” “plans,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MORE INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to La Rosa Holdings Corp., 1420 Celebration Blvd., 2nd Floor, Celebration, Florida 34747, Attn: Secretary, or by telephoning the Company at (321) 250-1799.

DOCUMENT DELIVERY FOR SHARED ADDRESSES

We appreciate your cooperation with our effort to send fewer mailings to households that share an address. If we are sending one copy of our documents to a shared address but you would prefer your own copy, please let us know. You can request this by writing or calling us at the contact details provided. If you are currently receiving multiple copies at a shared address and would prefer just one copy for the household, please inform us in the same way.

NO ACTION NEEDED FROM STOCKHOLDERS

As a stockholder, you do not need to take any action in response to this document. However, the law requires us to send you this information at least 20 days before any corporate action can be taken.

By Order of the Board of Directors,

Joseph La Rosa Chief Executive Officer and Chairman of the Board of Directors

[*], 2025